SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  August 5, 2010

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

MTR Gaming Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on August 5, 2010. The following is a summary of the matters voted upon at the Annual Meeting and the votes cast on each matter.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board of Directors of the Company (the “Board”). The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven M. Billick	15,206,449	4,544,855	4,772,828
Robert A. Blatt	17,551,693	2,199,611	4,772,828
James V. Stanton	14,375,912	5,375,392	4,772,828
Richard Delatore	16,858,117	2,893,187	4,772,828
Raymond K. Lee	15,234,604	4,516,700	4,772,828
Roger P. Wagner	16,892,545	2,858,759	4,772,828
Robert F. Griffin	18,233,494	1,517,810	4,772,828

Proposal 2: Charter Amendment to Increase the Number of Shares of Common Stock

The stockholders approved the amendment to the Company’s Restated Certificate of Incorporation to authorize an increase in the total number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. The number and type of votes cast with respect to proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain
16,311,534	8,066,119	146,479

Proposal 3: Charter Amendment to Authorize Preferred Stock

The stockholders did not approve the amendment to the Company’s Restated Certificate of Incorporation to create a class of preferred stock and authorize the issuance of up to 10,000,000 shares of preferred stock. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
11,965,231	7,692,244	93,829	4,772,828

Proposal 4: 2010 Long Term Incentive Plan

The stockholders approved the Company’s 2010 Long-Term Incentive Plan providing for grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity and non-equity based awards to employees, officers and non-employee members of the Board. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
17,386,173	2,305,690	59,441	4,772,828

Proposal 5: Ratification of the Selection of Ernst & Young LLP

The stockholders ratified the Board’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain
24,300,905	108,516	114,711

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ DAVID R. HUGHES
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date:	August 6, 2010